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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement on Form S-1 of our report dated March 2, 1998 on our audit of the consolidated financial statements of Republic Corporation and subsidiary (radio broadcasting operations only) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.
Montgomery, Alabama

June 29, 1998